The Information in this prospectus supplement is not complete and may be changed. This prospectus supplement and accompanying prospectus are not offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                                               Filed Pursuant to Rule 424(b)(5)
                                                    Registration No. 333-108608


                SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2003

PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 30, 2003)

                          GENELABS TECHNOLOGIES, INC.

                            Up To 15,000,000 Shares
                                 Common Stock

         We are offering up to 15,000,000 shares of our common stock. There is no minimum offering amount required to complete this offering. Accordingly, we may sell substantially less than 15,000,000 shares in this offering. Our common stock is listed on the Nasdaq National Market under the symbol "GNLB." On September 29, 2003, the last reported sale price of our common stock on the Nasdaq National Market was $1.60.

                           -------------------------

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THE ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF IMPORTANT RISKS THAT YOU SHOULD CONSIDER BEFORE MAKING AN
                             INVESTMENT DECISION.

                           -------------------------

         We have retained Natexis Bleichroeder Inc. as agent for the purpose of soliciting and receiving offers for the purchase of the shares in this offering. We have agreed to pay Natexis Bleichroeder Inc. the agent fees set forth in the table below and to issue to Natexis warrants described in "Plan of Distribution" in this prospectus supplement. The agent is not required to sell any specific number or dollar value of shares, but will use its best efforts to arrange for the sale of all 15,000,000 shares. See "Plan of Distribution" in this prospectus supplement.

                                                         Per Share    Total
         Public Offering Price........................  ----------   -------
         Agent Fees...................................
         Proceeds, before expenses, to Genelabs.......


         We expect the total offering expenses, excluding agent fees, to be
approximately $    for all sales pursuant to this prospectus supplement.

         We expect to deliver the shares against payment on October   , 2003.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                           NATEXIS BLEICHROEDER INC.
                                   as Agent

                                 The date of this prospectus supplement is ,
2003.


                                          TABLE OF CONTENTS


     PROSPECTUS SUPPLEMENT                                                                PAGE
                                                                                          ----
     About This Prospectus Supplement...................................................     S-2
     Forward Looking Statements.........................................................     S-2
     Genelabs...........................................................................     S-3
     The Offering.......................................................................     S-4
     Risk Factors.......................................................................     S-4
     Use of Proceeds....................................................................     S-4
     Dilution...........................................................................     S-4
     Plan of Distribution...............................................................     S-5
     Legal Matters......................................................................     S-6
     ANNEX A:  Form of Purchase Agreement...............................................    S-A-1

     PROSPECTUS
     About this Prospectus..............................................................      1
     Incorporation of Information by Reference..........................................      2
     Prospectus Summary.................................................................      3
     Risk Factors.......................................................................      4
     Forward-Looking Statements.........................................................     11
     Use of Proceeds....................................................................     12
     Dilution...........................................................................     12
     Plan of Distribution...............................................................     20
     Experts............................................................................     21
     Where You Can Find More Information................................................     21

                       ABOUT THIS PROSPECTUS SUPPLEMENT

         We are providing information about this offering of shares of our common stock in two separate documents: (1) the accompanying prospectus, in which we provide general information, some of which may not apply to this offering; and (2) this prospectus supplement, which describes the specific details regarding this offering. Generally, when we refer to this "prospectus," we are referring to both documents combined. If any information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the prospectus supplement.

         You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading "Where You Can Find More Information" on page 21 of the accompanying prospectus. The information incorporated by reference is considered to be a part of this prospectus and information that we may file later with the Securities and Exchange Commission will automatically update and supercede this information.

         This prospectus supplement is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized, and Natexis Bleichroeder Inc., as agent, has not authorized, anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security.

         No action has been or will be taken in any jurisdiction by us or any agent that would permit distribution of a prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Any person into whose possession this prospectus supplement and accompanying prospectus comes is advised by us and our agent to inform themselves about, and to observe any restrictions as to, the offering of the common stock and the distribution of this prospectus supplement and accompanying prospectus.


                          FORWARD LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements herein that are not statements of historical fact may be deemed to be forward-looking statements including, but not limited to, Genelabs' estimates with respect to its cash resources and related matters. We may identify these statements by the use of words such as believe, expect, anticipate, intend, potential, strategy, plan, and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties. Our actual results may differ materially from those set forth in these forward-looking statements as a result of a number of different factors, including those described under the caption "Risk Factors" and elsewhere in this prospectus. These forward-looking statements include, among others, statements regarding:

         o estimates relating to our cash resources and our ability to obtain additional funding for our business plans;

         o our ability to complete the divestment of our diagnostics business on a timely basis, if at all;

         o estimates relating to the timing and completion of our pending clinical trials;

         o the results of our confirmatory clinical trial of PrestaraTM;

         o potential FDA actions with respect to our NDA for Prestara, including whether or not the Prestara NDA ultimately will receive marketing approval;

         o if the NDA for Prestara is ultimately approved, our plans and ability to successfully commercialize Prestara for systemic lupus erythematosus;

         o our ability to secure European and Japanese partners for Prestara;

         o our ability to obtain marketing approval of Prestara in Europe;

         o our ability to secure and defend intellectual property rights important to our business; and

         o the potential success of our research efforts, including our ability to identify compounds for preclinical development.

         All statements in this prospectus that are not historical are forward-looking statements and are subject to risks and uncertainties, including those set forth in the Risk Factors section, and actual results could differ materially from those expressed or implied in these statements. All forward-looking statements included in this prospectus supplement are made as of the date hereof. We assume no obligation to update any such forward-looking statement for subsequent events or any reason why actual results might differ, except as required by the Securities Act.


                                   GENELABS

         Genelabs Technologies, Inc. is a biopharmaceutical company pioneering the discovery and development of novel pharmaceutical products to improve human health. Genelabs is pursuing regulatory approval of Prestara(TM), its investigational drug for women with systemic lupus erythematosus, a disease for which no new drug has been approved in the past 40 years and for which current therapies are not adequate. We are also pursuing the discovery of novel antimicrobial and antiviral compounds for treatment of infections that are not well treated with currently available drugs. We believe that these high-risk, potentially high reward programs focus our research and development expertise in areas where we have the opportunity to be scientific pioneers and, if successful, we believe that these programs will yield products that will address diseases for which current therapies are inadequate.

         An investment in Genelabs is subject to a number of risks and significant uncertainty. Genelabs currently estimates that its current cash resources are adequate to provide liquidity only into the second half of November 2003. Genelabs' auditors have included a going concern qualification in their opinion in the Genelabs Annual Report on Form 10-K for 2002, which is incorporated herein by reference. In the event that Genelabs is unable to raise sufficient additional funds, Genelabs may be required to commence bankruptcy or similar proceedings, which could result in no value to the holders of the common stock. Alternatively, Genelabs may be required to license or sell is rights in Prestara in a manner adverse to Genelabs and it stockholders. Although we received an approvable letter from the FDA on our lead product Prestara in August 2002, the FDA is requiring us to conduct an additional clinical trial to confirm the positive effect of Prestara on bone mineral density of women with lupus who are receiving treatment with glucocorticoids. Genelabs may not be able to complete the clinical trial on a timely basis or at all, and, if completed, the results may not support the previous findings or may be unacceptable to the FDA. Genelabs' research programs are in an early stage of development and may not successfully produce commercial products. Genelabs may be unable to meet the Nasdaq National Market continued listing requirements. If so, its shares of common stock may be delisted.

                                 THE OFFERING

Securities offered.............      We are offering up to 15,000,000 shares of
                                     our common stock.

Shares outstanding after this        Following this offering, there will be up
offering.......................      to            shares of our common stock
                                     outstanding. This number is based upon
                                                   shares of common stock
                                     outstanding on September 30, 2003. This
                                     number does not include shares that may be issued pursuant to the exercise of stock options and warrants currently outstanding or that may be granted under our stock option plans. This number also does not include shares that may be issued pursuant to the exercise of warrants to be issued to the agent in connection with this offering as described under "Plan of Distribution" in this prospectus supplement.


                                 RISK FACTORS

         An investment in our securities involves a high degree of risk and uncertainty. Please refer to the specific risks discussed under the caption "Risk Factors" on page 4 of the accompanying prospectus as well as the other information included or incorporated by reference therein and in this prospectus supplement.


                                USE OF PROCEEDS

         The estimated net proceeds from this offering is $           .
We currently intend to use the net proceeds from this offering for general corporate purposes. However, we may also use a portion of any net proceeds to acquire complementary products, product candidates or businesses. Pending these uses, we intend to invest any net proceeds in investment-grade, interest-bearing securities.


                                   DILUTION

         Our net tangible book value at September 30, 2003, was $         , or
approximately $ per share of common stock. We calculate net tangible book value per share by dividing net tangible book value, which equals total tangible assets less total liabilities, by the number of outstanding shares of our common stock.

         After giving effect to the offering, our net tangible book value per
share as of September 30, 2003 would have been $      per share. This
represents an immediate increase in the net tangible book value per share of
$     per share to existing shareholders and an immediate dilution of $
per share to new investors purchasing shares in this offering.

         The following table illustrates this dilution on a per share basis:

                                                                               Assumed Maximum
                                                                              Offering of Shares
                                                                              ------------------
       Assumed public offering price per share................................
           Net tangible book value per share before this offering.............
           Increase per share attributable to this offering...................
       Pro forma net tangible book value per share after offering.............
       Net tangible book value dilution per share to new investors............


         In addition, the above computations assume no exercise of options to
purchase           shares of common stock outstanding as of September 30, 2003
at a weighted average exercise price of $     per share and no exercise of
warrants to purchase           shares of common stock at a weighted average
exercise price of $     per share outstanding as of September 30, 2003 or the
warrants to be issued to the agent in connection with this offering as described under "Plan of Distribution" in this prospectus supplement. To the extent these options and warrants are exercised, there may be further dilution to new investors.


                             PLAN OF DISTRIBUTION

         We are selling the shares of our common stock through a "best-efforts" underwriting by Natexis Bleichroeder, who has agreed to act as our agent pursuant to the terms and conditions contained in the agency agreement dated September 30, 2003 that provides for the sale of up to 15,000,000 shares of our common stock. The agent is not purchasing or selling any shares hereby, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of common stock, but has agreed to use its best efforts to arrange for the sale of all 15,000,000 of the shares.

         The agency agreement provides that the obligations of Natexis Bleichroeder are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us and our counsel. The agency agreement also provides that the obligations of Natexis Bleichroeder are subject to its receipt of lock-up agreements from certain of our directors and officers, as well as certain of their affiliates, which restrict such directors', officers' and affiliates ability to transfer shares of our common stock for a period of 90 days following the date of this prospectus supplement, subject to certain exceptions. The agency agreement also obligates us to use our reasonable best efforts to deliver lock-up agreements for each of our directors and officers, as well as their affiliates.

         The agent proposes to arrange for the sale to purchasers of the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus through purchase agreements between the purchasers and us, a form of which is included as Annex A to this prospectus supplement. We will pay the agent a fee equal to 6.0% of the gross proceeds of the sales of shares of common stock pursuant to this offering and issue to the agent warrants to purchase a number of shares of our common stock that is equal to the quotient obtained by dividing (1) 2.0% of the gross proceeds from this offering by (2) the public offering price set forth on the cover page of this prospectus supplement. These warrants will be subject to a one-year lock up or such shorter period as may be applicable under the rules of the National Association of Securities Dealers. We have also granted the agent certain rights of first refusal to act as our advisor in connection with certain future transactions.

         The following table shows the value of the per share and total fees we will pay to the agent in connection with the sale of the shares pursuant to this prospectus supplement and the accompanying prospectus.

                Per Share:   $
                Total:       $

         Our obligation to issue and sell shares to the purchasers is subject to the conditions set forth in the agency agreement and the individual purchase agreements, which may be waived by us in our discretion. A purchaser's obligation to purchase shares is also subject to conditions set forth in the purchase agreement, which also may be waived.

         It is expected that the sale of up to 15,000,000 shares will be
completed on October   , 2003. We estimate the total expenses of this offering
that will be payable by us, excluding the agent fees, will be approximately
$     .

         We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the agent may be required to make in respect thereof.

         In order to facilitate the offering of the common stock, the agent may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. Any of these activities may maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The agent is not required to engage in these activities and, if commenced, may end any of these activities at any time.

         Natexis Bleichroeder may be deemed an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with this offering as described in this prospectus supplement. Broker-dealers or other persons acing on behalf of parties that participate in the distribution of the shares may also be deemed to be underwriters. Any fees, commissions or profits they receive on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         The agent and its affiliates in the future may provide financial services for us for which they may receive customary fees.


                                 LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered pursuant to this offering will be passed on by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California, special counsel to the Company. Certain matters for the Agent will be passed on by Shearman & Sterling LLP, Menlo Park, California.

                                    ANNEX A

                          FORM OF PURCHASE AGREEMENT

                              PURCHASE AGREEMENT


Genelabs Technologies, Inc.
505 Penobscot Drive
Redwood City, CA 94063

Ladies and Gentlemen:

         The undersigned (the "Purchaser"), hereby confirms its agreement with you as follows:


         1. This Purchase Agreement (the "Agreement") is made as of the date set forth below between Genelabs Technologies, Inc., a California corporation (the "Company"), and the Purchaser.

         2. The Company has authorized the sale and issuance of up to 15,000,000 shares (the "Shares") of its common stock, no par value (the "Common Stock"), for a purchase price of $____ per Share, to certain purchasers (the "Offering"). The Offering has been registered under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3 (No. 333-108608) (the "Registration Statement").

         3. The Company and the Purchaser agree that the Purchaser will purchase from the Company, and the Company will issue and sell to the Purchaser, the number of shares of Common Stock set forth below for an aggregate purchase price set forth below pursuant to the Terms and Conditions for Purchase of the Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. The Shares purchased by the Purchaser will be delivered in electronic book-entry form at the Depositary Trust Company ("DTC") registered in the Purchaser's name and address set forth below and will be released by Mellon Investor Services, the Company's transfer agent (the "Transfer Agent").

         4. The Purchaser represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns
(including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member as of the date hereof.

         5. The Purchaser hereby confirms receipt of the Company's Prospectus Supplement, dated September 30, 2003 and the Base Prospectus, dated September 30, 2003 (collectively, the "Prospectus") and consents to electronic delivery by the Company of such Prospectus.

Number of Shares: _________________________

Aggregate Purchase Price: $_________________________

Exceptions to Paragraph 4: _______________________________________________
(If none, write "None")    _______________________________________________
                           _______________________________________________
                           _______________________________________________


         Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.



                                              Purchaser:


                                              By:______________________________
                                              Print Name:
                                              Title:
                                              Address:

                                              Tax ID No.:
                                              Contact Name:
                                              Telephone:
                                              Name in which book-entry should
                                              be made (if different):


AGREED AND ACCEPTED:

Genelabs Technologies, Inc.


By:_________________________________
Name:
Title:





                     SIGNATURE PAGE TO PURCHASE AGREEMENT

                                    ANNEX I

                  TERMS AND CONDITIONS FOR PURCHASE OF SHARES

         1. Authorization and Sale of the Shares. The Company has authorized the sale of up to 15,000,000 Shares pursuant to the Offering. The Company reserves the right to increase or decrease this number.

         2.       Agreement to Sell and Purchase the Shares; Subscription Date.

                  (a) Upon the terms and subject to the conditions set forth below, at the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, the number of the Shares set forth on the signature page to the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the "Signature Page") for the aggregate purchase price set forth on the Signature Page.

                  (b) The Company proposes to enter into this same form of purchase agreement with other purchasers (the "Other Purchasers") and expects to complete sales of the Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements."

                  (c) Purchaser acknowledges that the Company intends to pay Natexis Bleichroeder Inc. (the "Agent") a fee in respect of the sale of the Shares to the Purchaser.

         3.       Closing and Delivery of the Shares.

                  (a) The completion of the purchase and sale of the Shares (the "Closing") will occur at 6:00 A.M., California time, on October __, 2003 at the offices of the Agent's counsel, or such other time and place to be determined by the Company and the Agent (the "Closing Time"). At the Closing, the Company shall cause the Transfer Agent to issue to the Purchaser by electronic book-entry the number of Shares set forth on the Signature Page registered in the name of the Purchaser or, if so indicated on the Signature Page, in the name of the nominee designated by the Purchaser.

                  (b) The Company's obligation to issue the Shares to the Purchaser will be subject to the following conditions, any one or more of which may be waived by the Company: (i) the delivery by each Purchaser to the third party identified in Exhibit A hereto, as escrow agent (the "Escrow Agent"), not less than two business days prior to the Closing Time, the aggregate sale price for the Shares to be purchased by such Purchaser, by wire transfer of immediately available funds to the account identified in Exhibit A hereto; (ii) the accuracy of the representations and warranties made by the Purchaser; (iii) the fulfillment by the Purchaser of those undertakings of the Purchaser to be fulfilled prior to the Closing Time; (iv) the Agency Agreement remaining in full force and effect; and (v) the conditions to closing set forth in the Agency Agreement having been satisfied.

                  (c) The Purchaser's obligation to purchase the Shares will be subject to the following conditions, any one or more of which may be waived by the Purchaser: (i) the accuracy of the representations and warranties made by the Company; and (ii) the fulfillment in all material respects of the Company of those undertakings of the Company to be fulfilled prior to the Closing Time.

         4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser, as follows:

                  (a) The Company has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

                  (b) This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.       Representations, Warranties and Covenants of the Purchaser.

                  (a) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) The Purchaser understands that nothing in the Prospectus, this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

                  (c) The Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where action for that purpose is required. If the Purchaser is outside the United States, the Purchaser will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Agent is not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

                  (d) The Purchaser represents, warrants and agrees that, within the past 10 trading days it has not engaged, and through the Closing Date it will not engage, in any short selling of the Company's securities, or established or increased any "put equivalent position" as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934 with respect to the Company's securities.

         6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

         7. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified below prior to 6:30 p.m. (New York City time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

                  If to the Company:    Genelabs Technologies, Inc.
                                        505 Penobscot Drive
                                        Redwood City, CA 94063
                                        Attn: Chief Financial Officer
                                        Fax No.: (650) 368-0709

                  With a copy to:       Skadden, Arps, Slate, Meagher & Flom LLP
                                        525 University Avenue
                                        Palo Alto, CA 94301
                                        Attn:  Gregory C. Smith, Esq.
                                        Fax No.: (650) 470-4570

                  If to the Purchaser:  At the address indicated on the
                                        Signature Page, or at such other
                                        address or addresses as may have been
                                        furnished to the Company in writing.

         8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

         9. Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

         10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

         12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.



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                                   EXHIBIT A

                              ESCROW INSTRUCTIONS


Escrow Agent:

Account for Escrow Amounts: